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                 Shanghai Denison Hydraulics Components Limited


                                    Contract



                  Shanghai Hydraulics & Pneumatics Corporation
                           Denison Hydraulics Limited






                                8th November 2000



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                                     Content

Chapter One         General Provisions

Chapter Two         Total Investment and Registered Capital

Chapter Three       Payment of Fees

Chapter Four        Board of Directors

Chapter Five        Personnel or Labour Management

Chapter Six         Management of Fixed Assets

Chapter Seven       Accounting & Finance and Audit

Chapter Eight       Amendment, Supplement, Changes and Cancellation of Contract

Chapter Nine        Responsibility on Breach of Contract and Resolution of
                    Disagreement

Chapter Ten         Effectiveness of Contact and Other Provisions



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Clause 1
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In accordance with the Laws of the People's Republic of China on Sino-Foreign
Co-operation Company, the Company Laws and other relevant rules and regulations and adhering to the principle of equality and mutual benefit, Shanghai Hydraulics & Pneumatics Corporation and Denison Hydraulics Ltd, Hong Kong, through friendly negotiations, hereby agreed jointly to establish a Co-operation Company in Shanghai of the People's Republic of China and conditions of this contract are stipulated as follows :-

Clause 2
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Parties of this Contract are :-

Shanghai Hydraulics & Pneumatics Corporation (hereinafter referred to as "Party A"), registered in Shanghai with registered address at : 89 Fu Zhou Road, Shanghai.

          Authorized Representative        : Gu Zhiyi
          Title                            : General Manager
          Nationality                      : Chinese

Denison Hydraulics Limited (hereinafter referred to as "Party B"), registered in Hong Kong with registered address at : Unit 3306A, Cable TV Tower, 9 Hoi Shing Road, Tsuen Wan, Hong Kong.

          Authorized Representative        : Ng Ka Leung
          Title                            : Managing Director
          Nationality                      : Chinese (Hong Kong)

Clause 3
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The Parties, in accordance with the Laws of the People's Republic of China , the
Laws of the People's Republic of China on Sino-Foreign Co-operation Company and Company Laws, agreed to establish a co-operation hydraulic components company with limited liability (hereinafter referred to as the "Co-operation Company"). The Co-operation Company's liability shall be limited to its total value of assets and Party B's liability and risk shall be



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limited to its contribution of the registered capital of the Co-operation
Company.

Clause 4
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The Name of the Co-operation Company in Chinese is: [CHINESE CHARACTERS
OMITTED].


Its name in English is : Shanghai Denison Hydraulics Components Limited.

The legal registered office address of the Co-operation Company is at :No. 4 Zhu Hang Road, Min Hang District, Shanghai, P. R. China.

Clause 5
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All the activities of the Co-operation Company shall abide to the Laws of the
People's Republic of China, rules and regulations of the relevant Authorities. Party A shall provide existing buildings, workshop spaces, machinery and facilities for the operation of the Co-operation Company while Party B shall invest USD450,000 (of which USD360,000 shall be in cash and USD90,000 equivalent of machinery / equipment). Party B shall have overall responsibilities on the managing and operating the Co-operation Company. Party B takes the full responsibility to the operation The Co-operation Company, it shall be independently managed, operated and financially independent.

Clause 6
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The objective of the parties to be engaged in the Co-operation Company is : to utilize strengths of both parties through the adoption of advanced technology and scientific management methods to enhance product quality, extend the domestic and international market share and to achieve a satisfactory return on their investment.

Clause 7
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The business scope of the Co-operation Company is to : design, manufacture, assemble vane pumps and other hydraulic products, provide technical services, and sales of it's manufactured products.



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Clause 8
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Scale of Production:

1. Estimated production volume shall reach 25,000 sets/year in year 2003, estimated sales revenue of RMB25,000,000.

2.   Export target is: 70% of annual sales revenue.

Clause 9
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The duration of the Co-operation Company shall be 11 years, commence from the date upon which the Certificate of Incorporation of the Co-operation Company is granted.

Clause 10
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The Co-operation Company shall settle all the taxes in accordance with the relevant taxation laws of the People's Republic of China. Party A shall assist the Co-operation Company to acquire the relevant tax benefits that should be enjoyed by foreign invested enterprise and tax exemptions for imported equipment of the Co-operation Company.

Clause 11
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All types of insurance shall be covered by the decisions of the Co-operation
Company according to the regulations of the People's Insurance Company of China.


Chapter Two Total Investment and Registered Capital

Clause 12
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The total investment of the Co-operation Company is USD630,000.00.

Clause 13
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The registered capital of the Co-operation Company is USD450,000.00. The difference between the total investment and the registered capital shall be raised by the Co-operation Company by means of credit facilities from local banks.

Clause 14
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Contributions to the Co-operation Company of Parties A and B :-

Party A : to provide a construction area of 3,749 m2, including plants and passages which is of an occupied area of 3908m2 (see attached layout drawing), and to provide equipment and facilities for the Co-operation Company to use. (Party A shall show Party B the certificate which certifies that Party A has the right of using the land and properties and provide a copy of the same to Party B.)

Party B : invest a total amount of USD360,000 in cash and equipment equivalent to USD90,000 (see attached List of Imported Equipment).

Unless unanimous concurrence is reached by both parties, neither party shall be required to make further contributions to the Co-operation Company.

Clause 15
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The buildings, machinery / equipment and other facilities provided by Party A shall be made available for the Co-operation Company and assure that the production of the Co-operation Company can be normally carried out within 3 months from the date of the contract is signed by both parties (amongst the spaces originally occupied by Shanghai Hydraulic Pumps Factory, the 2nd floor of the factory shall be provided within a month, and the area occupied by the testing platform on the ground floor shall be provided within four months after the contract is signed) . When the production capacity is to be expanded (power supply exceeding 300KW), Party A will guarantee to assist the co-operation company to acquire the necessary utilities, i.e. water, electricity(550KW) etc., and the relevant expenses shall be equally spread between the Co-operation Company and Party A. If Party A has to make sure provisions within the agreed and



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specified time frame, it shall be liable for all the financial losses incurred to the Co-operation Company)

Clause 16
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Cash investment by Party B shall be rendered to the bank account of the Co-
operation Company in two installments. The first installment of USD150,000 shall be deposited within 3 months from the date upon which the Certificate of Incorporation is granted. The second installment being the remaining USD300,000 (including equipment) to be deposited within 6 months from the date upon which the Certificate of Incorporation is granted. 30days after Party B has made its capital contribution, its assets should be verified by a certified public accountant registered in China and a Certificate of Verification be obtained.

Chapter Three Payment of Fees

Clause 17 Party B shall have the overall responsibilities on managing and operating the Co-operation Company. The co-operation company shall pay the following fees to Party A annually during the contract period as an investment reward for Party A:-

1. Fixed annual fee of RMB2,000,000.00. (Vide Appendix I: Fixed Asset Usage Agreement)

2. Variable fee per Increment of Sales Turnover (Vide Appendix II: Agreement on Transferring of Technical Know-how)

3. Maximum fee = (Fixed annual +Variable) shall not exceed RMB2,600,000 (excluding the portion which were paid less in the first two years and were to be repaid in the following five years)

Clause 18 Subject to clause 19 of this contract, during the contract term, the Co-operation Company shall pay 40% of the Fixed Charge to Party A on the 30th June of each financial year. The remaining balance of 60% shall be paid on the 31st December of the financial year. During the first co-operation financial year, the Co-operation Company shall pay the 40% of the fixed charge within 6 months from the date upon which the plants and equipment delivered by Party A has been duly inspected. The remaining 60% balance shall be paid before 31st December of the first financial year.



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The variable fee per Increment of Sales Turnover shall be paid before 31st of
March of the following financial year. A late payment penalty (of 6.5% per year) shall be applied if the above mentioned charges are not settled on time.

Clause 19 The amount of the annual fixed fee the Co-operation Company to be paid to Party A can be reduced in the first two years depending on the operating conditions, namely pay 50% of the fixed fee that should actually be paid to Party B, and pay 75% of the fixed fee that should actually be paid in the second year. The outstanding amount owed shall be settled in full within the following 5 years and the repayment for each year shall not be less than 20% of the amount owed. The payment proportion, date and late penalty shall be made in accordance with Clause 18 of this contract.

Clause 20 The Co-operation Company shall receive technical instruction and business management from Party B during the co-operation period. Hence the Co-operation Company shall pay certain amount of fees to Party B. The detailed method of payment of the mentioned fees shall be discussed in the Board of Directors, and to be approved by Shanghai Foreign Economy & Trade Committee.

Clause 21 The profit after tax of the Co-operation Company after providing for the various funds required by law in accordance with the articles of association, shall all be attributed to Party B.

Chapter Four Board of Directors


Clause 22 The date of registration of the Co-operation Company shall be the date of the establishment of the Board of Directors of the Co-operation Company. The Board of Directors shall be composed of 4 Directors, of which one shall be appointed by Party A and three by Party B. The Board will have a Chairman which is to be appointed by Party B. The tenure of the Directors and the Chairman is four years and may be renewed if re-appointed by the relevant party. If there is any vacancies in the Board, the two parties to the Co-operation Company may appoint others as Directors. If any party to the Co-operation Company wants to change its



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appointed Director during the term of his office, it shall give notice in writing to the other party of the Co-operation Company.

Clause 23 The highest authority of the Co-operation Company shall be its Board of Directors which will be responsible for deciding all the important matters of the Co-operation Company. The following important matters will be validly approved only with the unanimous agreement of all members of the Board of
Directors:

1.   Amendment of Articles of Association of the Co-operation Company;

2.   Termination and dissolution of the Co-operation Company;

3.   Increase or transfer of the registered capital of the Co-operation Company;

4.   Merger of the Co-operation Company with other companies or entitles;

Other items will be validly approved with the agreement of two thirds of the Directors present at the meeting.

Clause 24 The Chairman of the Board is the legal representative of the Co-operation Company. He shall perform all his duties authorized by the Board.

Clause 25 The Board of Directors shall hold at least on meeting every year. The meeting shall be hosted by the Chairman of the Board. At the request of at least two Directors, the Chairman shall convene an interim Board meeting. Should the Chairman be unable to call the meeting, he shall authorise one of the other Directors to call and host the meeting. Minutes of Board meetings shall be signed by the filed at the Co-operation Company.

Clause 26 The Co-operation Company shall adopt a policy of responsibility by the General Manager. The General Manager shall be appointed by Party B who shall manage the daily operation of the Co-operation under the guidance of the Board of Directors.

Chapter Five Personnel or Labour Management

Clause 27 The number of employees of the Co-operation Company and its management shall be determined by Party B. Initially, there shall be around 70 employees. Current Employees of Party A shall have the priority



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to be employed by the Co-operation Company under the same circumstances. Party A can also recommend to Party B appropriate candidates for selection to be the managers of the Co-operation Company. The Co-operation Company shall bear no legal liabilities to any of the employees of Party A that are no longer employed by the Co-operation Company. Party B and the Co-operation bear no liability to all of Party A's employees for any possible dispute that may arise out of the original employment relationship between them and Party A.

Clause 28 The employees of the Co-operation Company shall be recruited in accordance with the relevant provisions of the Labour Laws of the People's Republic of China.

Clause 29 The Co-operation Company shall provide for its employees with welfare such as pension, medical insurance, unemployment insurance and housing allowance, etc.

Clause 30 The Co-operation Company shall make arrangements for its employees' labour protection, safety, insurance, etc. in accordance with the Labour Management provisions of the Law of People's Republic of China on Sino-Foreign Co-operation Company and other provisions.

Chapter Six Management of Fixed Assets

Clause 31 The application of depreciation method for the Fixed Assets of the Co-operation Company shall make reference to the Profit Tax Implementations of the Law of People's Republic of China on Sino-foreign Co-operation Company.

Clause 32 The Co-operation Company shall be responsible for the routine repair and maintenance buildings, equipment, etc. provided by Party A. No structural changes or modifications to the buildings shall be made without Party A's consent.

Clause 33 The Co-operation Company shall not use the buildings, equipment and other facilities provided by Party A for other purpose, or sub-let or resale to others without consent from Party A. Party A shall not sell the buildings, equipment and technical know-how provided to the



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Co-operation Company to a third party during the co-operation. Should there be any special need to do so, Party B shall have the priority to purchase the assets.

Clause 34 Party A shall assure and maintain the normal operation of the equipment and facilities provided to the Co-opeation Company. In case that Party A fails to do so, the Co-operation Company has the right to overhaul or renew the said equipment and facilities. The relevant expenses shall be borne by the Co-operation Company. When the duration of the co-operation expires or upon termination of the contract, the residue values of the value-added part to the facilities and equipment shall be bought back by Party A. The calculation of its depreciation shall be made in accordance with the provisions of the Profit Tax Ordinance of the Laws of the People's Republic of China on Sino-Foreign Co-operation Company.

Clause 35 During the term of co-operation, Party A or any of its subsidiary companies shall not organize the production of V series and T series vane pumps.

Clause 36 Upon the term of the contract expires or the contract terminates before the date of expiry, the assets and liabilities of the Co-operation Company shall be counted and determined.

              The residue assets shall be distributed as follows :-

1.   Buildings, workshop spaces and equipment to Party A ;

2. Additional equipment or facilities procured by the Co-operation Company belongs to Party B ;

3. All the liabilities and profits or loss of the Co-operation Company belong to Party B.

Clause 37 The trade mark "Denison Hydraulics" used by the Co-operation Company is an intangible asset of Party B. It shall be taken back by Party B when the co-operation period expires, Party A shall have no right to use it afterwards.



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Chapter Seven Accounting & Finance and Audit

Clause 38 The accounting and financial practices of the Co-operation Company shall base on the relevant provisions of the Accounting Laws of the People's Republic of China and take into account of the practical circumstances of the Co-operation Company and filed with the Finance Bureau and the Taxation Office of Shanghai.

Clause 39 The Co-operation Company shall prepare balance sheet, profit and loss account and statement of cash flow of each financial year within 3 months after the financial year ended and have them audited by a Certified Public Auditor.

Clause 40 An audited report of each financial year of the co-operation shall be submitted by the Co-operation Company to Party A.

Clause 41 In case that Party A disagrees with the sales revenue of the Co-operation Company, Party A has the right to hire an indepent auditor to audit the sales revenue of the Co-operation Company, and the relevant expenses shall be borne by Party A.

Chapter Eight Amendment, Supplement, Changes and Cancellation of Contract

Clause 42 Any amendment or supplement to this contact or its appendices shall be made only after both parties have reached concurrence and signed an agreement to that effect, then submitted to the authorities for approval.

Clause 43 During the term of this contract, owing to the irresistibility of the provisions of this contract which if results in any serious loss to the Co-operation Company or because of the continuous loss from operation which causes impracticality to fulfill the terms of the contract, the parties may terminate or cancel the contract before its expiry upon reaching mutual agreement and submitted to the original approving authority for approval.

Clause 44 During the co-operation, in case that one party to the Co-operation Company propose and unanimous agreement of both parties



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is reached, the duration can be extended upon a written proposal is provided and an agreement on extension is signed and submitted for approval.

Chapter Nine Liabilities on Breach of Contract and Resolution of Disagreement

Clause 45 If Party A is found to be in breach of any provisions of this contract, interfere with the operation or management of the Co-operation Company which results in the Co-operation Company being unable to function normally or renders Party B's interests unprotected, Party B has the right to terminate the contract and demand Party A to compensate it for any loss incurred.

Clause 46 If Party B is found to be in breach of any provisions of this contract, terminate the contract on its own which jeopardizes the interests of Party A, Party B shall pay compensation for any loss incurred.

Clause 47 Any dispute arising from executing this contract or of the departments relating to this contract shall be firstly dealt with through friendly negotiations. If negotiation fails to resolve the matter, it should be dealt with through an arbitration by the International Economic and Trade Arbitration of China. The arbitration shall be conducted in Beijing, China.. Its verdict should be final and bind upon both parties.

Clause 48 The making, effectiveness, interpretation, execution and resolution of disputes shall subject to protection and supervision of the Laws of the People's Republic of China.

Clause 49 During the term of the Co-operation Company, if there is earthquake, typhoon, flood, fire, war or other event which is unforeseeable or beyond the control of the affected party, the affected party shall inform immediately the other party of the incident by telegram of the circumstances and provide to the other party as soon as possible a detailed account of the event as well as valid documents proving the impracticality to execute, or partly of the contract cannot be executed or its execution will need to be postponed. Such documents shall be obtained from certain local public notary office of the place where the incident took place. Depending



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on the magnitude affected by the event, the parties may negotiate to determine whether to discharge this contract or remove certain obligations of it, or postpone the execution of the contract.

Chapter Ten Effectiveness of the Contract and Miscellaneous

Clause 50 This Contract and its appendices have to be approved by Shanghai Foreign Investment Management Committee and will be in effect upon its approval.

Clause 51 The memorandum and articles of association established following the provisions and terms of the contract shall be an integral part of this contract.

Clause 52 This contract is written in both Chinese and English. This contact and all its appendixes have the same validity.

Clause 53 If the method adopted by the parties for communication is by means of telegram, telefax, a letter or written notification shall be sent afterwards if the communication relates to the rights or liabilities of each party. The addresses specified in this contact shall be the corresponding addresses of the parties.

Clause 54 The original copy of this contract is hexapplicate, 2 copies for each party, one copy for the Co-operation Company and one copy for submission, they all have the same validity. Carbon copies will be distributed to relevant authorities

Clause 55 This contract was signed between the representative of the parties in China on ___________________.

Party A : Shanghai Hydraulics & Pneumatics Corporation
Party B : Denison Hydraulics Ltd



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Signature of Legal Representative ___________

Signature of Legal Representative __________